EXHIBIT 10.8

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made this 22nd day of December, 1997, by and between FIRST CHARTER NATIONAL BANK, a national banking association (the "Bank"), and JOHN J. GODBOLD, JR., of Shelby, North Carolina (the "Employee").

                              Statement of Purpose

     Employee currently is a party to that certain Employment Agreement dated November 13, 1990 (the "Existing Agreement") between Employee and Carolina State Bank, a corporation organized and existing under the laws of the State of North Carolina ("CSB"). As of the close of business on December 22, 1997, CSB will merge with and into the Bank (the "Merger"), and Employee's employment with and the separate corporate existence of CSB will cease. Under the Existing Agreement, Employee is generally obligated to remain employed by the Bank, as successor by merger with CSB, through November 12, 2001. The Bank desires to employ Employee and Employee desires to be employed to provide services to the Bank pursuant to the terms of this Agreement. The Bank and Employee have agreed that, in consideration of the Bank's agreement to limit Employee's employment with the Bank for a period of approximately one year, the additional consideration to Employee set forth in Section 4(b) and 10(d) hereof and the other terms and conditions of this Agreement, Employee and the Bank shall enter into this Amended and Restated Employment Agreement, which amends, restates and supersedes the Existing Agreement in its entirety.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

     1. Employment. Effective December 23, 1997, the Bank agrees to employ Employee during the term set forth in Section 2 hereof and Employee accepts employment by the Bank, as an executive employee with the initial title of Executive Vice President, subject to and upon the terms and conditions of this Agreement. This Agreement supersedes any prior employment agreements, including without limitation the Existing Agreement.

     2. Term. The term of Employee's employment created by this Agreement shall be for a term commencing as of December 23, 1997 and terminating December 31, 1998, unless sooner terminated as hereinafter provided in Section 8 below.

     3. Duties. Employee agrees, during the term of his employment hereunder, to use his best efforts, skills and abilities to promote the Bank's business and interest and to perform such duties reasonably assigned to him from time to time by the Board of Directors of the Bank (the "Board"). During the term of his employment hereunder, Employee shall primarily devote his business time, attention and energies, reasonable vacations excepted, to the business of the Bank and


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the  performance  of his  duties  hereunder.  Further,  during  the  term of his employment hereunder, Employee shall not be engaged in or connected with, directly or indirectly, any business activity or the performance of his duties hereunder, without the prior written approval of the Board. Also, upon request of the Board, Employee will disclose all business activities or commercial pursuits in which Employee may be engaged, other than Bank duties.

     4. Compensation. (a) As compensation for his services rendered hereunder, during the term of Employee's employment hereunder, the Bank shall pay Employee an annual base salary of $125,000, payable in accordance with the Bank's normal payroll procedures.

     (b) The Bank and Employee  acknowledge and agree that, although pursuant to
Section 2(b) of the Existing Agreement, a change of control of CSB will occur upon consummation of the Merger, in consideration of the additional consideration to Employee set forth in this Section and Section 10(d) below, the Bank's agreement to limit Employee's employment with the Bank for a period of one year and the other terms and conditions of this Agreement, the provisions of paragraph 2(b) of the Existing Agreement are hereby void and are expressly waived. However, as additional compensation for Employee's employment with the Bank under this Agreement, the Bank agrees to pay Employee a total amount equal to $250,000, payable in accordance with the Bank's normal payroll procedures in 48 equal semi-monthly installments beginning with the first calendar month following the expiration of the term of his employment under this Agreement; provided, however, that Employee hereby expressly agrees that he shall not be entitled to any benefits under this Section 4(b), and the Bank shall not be obligated to make any payments hereunder, if Employee's employment terminates or ends prior to December 31, 1998 for any reason other than earlier termination of such employment pursuant to Section 8(a)(i) or Section 8(a)(ii) hereof.

     5. Deferred Compensation. The Bank shall provide Employee with such deferred compensation as is provided in that certain Amended and Restated Salary Continuation Agreement dated as of the date hereof by and between the Bank and Employee.

     6. Benefits. (a) During the term of Employee's employment hereunder, Employee shall be entitled to all so-called "fringe benefits" in the nature of sick leave, pension plans, and the like, which may generally be provided by the Bank for its employees. However, during the term of Employee's employment hereunder, Employee (i) shall be entitled to minimum vacation time of four weeks, and (ii) shall be provided, at Bank's cost, (A) family health care insurance to the maximum extent available under a full family health care plan;
(B) short-term disability insurance for a period not to exceed 180 days with coverage for full based salary for such period; and (C) long-term disability insurance with coverage for two-thirds of Employee's annual base salary to age sixty-five (when added to social security benefits).

     (b) During the term of Employee's employment hereunder, the Bank shall provide Employee a reasonable automobile as determined by the Board to enable him to perform his services hereunder and shall defray reasonable expenses of operation of such automobile for business purposes; provided, however, that Employee may, as additional compensation, use such automobile for personal purposes, provided Employee maintains records of such personal use for tax purposes.

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In addition,  the Bank shall  reimburse  Employee for  reasonable  out-of-pocket business expenses incurred by Employee in performance of his duties under this Agreement on behalf of the Bank. The Bank also agrees during the term of Employee's employment hereunder to pay all reasonable dues and expenses incurred by Employee with respect to memberships in clubs and organizations of which Employee currently is a member and which are business in nature, but the Bank shall not pay for any such expenses which are of a personal nature to Employee or Employee's family or associates.

     7. Deductions from Payments. Any payments made to Employee hereunder shall be subject to such deductions as are from time to time required pursuant to governmental law, regulations or order, and which may be agreed to by the Bank and Employee.

     8. Termination. (a) In addition to the termination of this Agreement and the expiration of the term specified in Section 2, Employee's employment created hereby and the Bank's obligations hereunder shall terminate immediately upon the earlier of:

          (i)   Employee's death;

          (ii)  Employee's  disability,  as  provided  in  Section  9;

          (iii) The dissolution of the Bank or  discontinuance  of its business;
     or

          (iv) The dismissal of Employee for cause, as provided in Section 8(b) below.

     (b) The Bank shall have the right to terminate the employment of Employee hereunder for cause upon written notice to him specifying the cause. Thereupon, all of the Bank's obligations under this Agreement shall terminate. "Cause" shall mean:

          (i) Any act of dishonesty, fraud or neglect of job duties by Employee in connection with his employment with the Bank or against any parent, affiliate or subsidiary company of the Bank;

          (ii) Any conviction, guilty plea or plea of nolo contendere by Employee for any crime involving moral turpitude or for any felony, if the Board of Directors reasonably deems that such conviction or plea may have a significant adverse effect upon the Bank or any parent, affiliate or subsidiary company of the Bank or upon Employee's ability to perform under this Agreement;

          (iii) Repeated use of alcohol during or after working hours that materially interferes with Employee's duties under this Agreement, use of illegal drugs or violation of the Bank's drug and/or alcohol policies by Employee;

          (iv)  Excessive   absenteeism  not  related  to  illness,   authorized
     family/medical leave or vacation;

          (v) An intentional violation by Employee of the Bank policies, rules or instructions;

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

          (vi) Insubordination or Employee's unwillingness or failure to carry out the reasonable performance criteria established by the Board of Directors from time to time;


          (vii) The breach or threatened breach of any provision of this Agreement by Employee or under any other agreement between Employee and the Bank; or

          (viii) The occurrence of any event or circumstance which would prevent the Bank from obtaining a fidelity bond with respect to Employee's performance of his duties hereunder.

     (c) On termination of Employee's employment hereunder, the Bank shall pay all compensation theretofore accrued under this Agreement and, unless expressly provided otherwise herein, or expressly provided otherwise as a standard feature of a benefit program of general applicability to its employees or in a signed, written agreement approved by the Board, Employee shall have no further right for any salary, compensation or other benefits hereunder, including without limitation any payments under Section 4(b) or Section 10(d) hereof. Notwithstanding any such termination, the obligations and restrictions imposed on Employee pursuant to Sections 10 and 11 shall survive any termination of employment.

     9. Disability. If it is determined by the Bank that Employee is unable, with or without a reasonable accommodation, to perform the essential functions and duties of his position with the Bank under this Agreement because of a physical or mental disability, impairment or condition, other than death, that has continued for more than four (4) consecutive months, then Bank, in its sole discretion, may notify Employee or his representative of the same in writing, and thereupon this Agreement and Employee's employment hereunder shall terminate. A determination of the nature and extent of Employee's disability, impairment or condition under this section may be made at the request of either the Bank or Employee; provided, however, that in the event Employee is unable, due to his disability, impairment or condition to make such a request, his spouse or other designee may make a request in his stead, whereupon each of Employee (or Employee's designee) and the Bank shall designate one doctor to participate in the determination. If the two doctors so designated agree on a determination required by this Section, such determination shall be final. If the two doctors fail to agree, they shall by agreement designate a third doctor to make the determination required by this Section, which determination shall be final.

     10. Noncompetition. (a) During the term of his employment hereunder and for a period of two years after his employment hereunder has terminated or ended (whatever the reason for the end of the employment relationship), Employee shall not own any interest in (except for ownership of a minor percentage of stock in a "public" competitor), operate, serve as an employee, director, operator or contractor of, consult with, advise or otherwise represent in any capacity any "bank or savings and loan association" (as those terms may be defined from time to time by federal or state law applicable thereto) with respect to such an institution's operations or business anywhere within Cleveland County, North Carolina, or within a 15 mile radius of any Bank office (present or future) outside of Cleveland County, North Carolina that exists at the time of the end of Employee's employment under this Agreement, unless such activity is approved in advance by the Board.


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     (b) During  the term of his  employment  hereunder  and for a period of two years after his employment hereunder has terminated or ended (whatever the reason for the end of the employment relationship), Employee shall not engage in any business activities engaged in by the Bank of the type with which Employee was involved at the time of the Merger and/or during the term of this Agreement, including but not limited to the performance of banking executive duties, within Cleveland County, North Carolina or within a 15 mile radius of any Bank office (present or future) outside of Cleveland County, North Carolina that exists at the time of the end of Employee's employment under this Agreement, unless such activity is approved in advance by the Board.

     (c) If the scope of any restrictions contained in Section 10(a) or Section 10(b), including without limitation the scope of any geographic and time limitation, is determined by a court of competent jurisdiction to be too broad to permit enforcement thereof to their fullest extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope and other provisions of this Section 10 may be modified or "blue pencilled" judicially in any other proceeding brought to enforce such restriction.

     (d) In  consideration  of the  covenants  contained  in  Section  10(a) and
Section 10(b), the Bank agrees to pay Employee a total amount equal to $125,000, payable in accordance with the Bank's normal payroll procedures in 48 equal semi-monthly installments beginning with the first calendar month following the expiration of the term of his employment under this Agreement; provided, however, that Employee shall not be entitled to any benefits under this Section 10(d), and the Bank shall not be obligated to make any payments hereunder, if Employee's employment terminates or ends prior to December 31, 1998 for any reason.

     11. Non-Disclosure and Return of Information. Employee acknowledges that the work performed by the Bank and the Employee involves confidential and proprietary information, business forecasts, competitive analyses, pricing policies, or the substance of agreements with customers or customer lists, and Employee agrees that he will not (a) misappropriate, (b) use for the purpose of competing with the Bank, either directly or indirectly, (c) disclose to any third party, either directly or indirectly, or (d) aid anyone else in disclosing to any third party, either directly or indirectly, all or any part of any information of a confidential or competitively sensitive nature about the work of the CSB or Bank, including but not limited to, all information concerning the Bank's customers, financial information, operating results, contracts, plans and projections for business opportunities for new or developing business, personnel matters, salary information, or any other confidential or proprietary processes, ideas, plans, patents or trade secrets, except to other Bank personnel and others who have a genuine need to know such information to render assistance to the Bank under appropriate confidentiality restrictions or understandings. Employee understands that he will be liable to the Bank for any damages caused by an unauthorized disclosure of such information. Employee further agrees. that upon the termination or end of his employment with the Bank, Employee will deliver to the Bank all electronic or other records, memoranda, data and other media or materials of every kind and character and all copies thereof, regardless of how maintained, which are in the Employee's possession or control, and which are the property of the Bank and/or which relate to his employment or to the activities of the Bank, including, but not limited to, drawings, prints, manuals, software, notebooks, reports and correspondence.


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

     12. Legal and Equitable Relief. In the event of a breach or threatened breach by Employee of the provisions contained in Sections 10 and 11, Employee agrees and understands that he shall forfeit and the Bank shall be entitled to cease any and all payments pursuant to this Agreement, and the Bank shall be entitled to injunctive relief, without bond, to restrain Employee from breaching or continuing to breach such provisions, and to such other and further relief as may be proper. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank, for the breach or threatened breach of Sections 10 and 11, including the recovery of damages from Employee.

     13. Severability. If any provision of this Agreement, or the application thereof to either party is held illegal, unenforceable, or otherwise invalid in any respect by government promulgation, operation of law, court decree or otherwise, such holding(s) shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provision. In addition, if any one or more of the provisions of this Agreement regarding restrictions of future employment be deemed invalid, such provisions shall be construed in a manner to enable it to be enforced to the extent allowed by applicable law.

     14. Inurement. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns except to the extent that the right to assign the Agreement is limited by Section 15 below.

     15. Assignment. Employee recognizes and agrees that this Agreement is a contract for personal services with the Bank and none of Employee's obligations under this Agreement may be assigned or delegated by him. This Agreement may be assigned by the Bank; provided, however, that such assignee shall assume all of the Bank's obligations to Employee hereunder.

     16. Attorney's Fees. In the event that either party seeks judicial enforcement of the Agreement, and thereby obtains legal or equitable relief or both, the prevailing party shall be entitled to recover from the other party the reasonable attorney's fees and costs paid or to be paid by such party related to such enforcement. Further, each party consents and agrees to venue and service of process in any state court and federal court in the State of North Carolina.

     17. Governing Law. This Agreement has been executed in and shall be governed by the laws of the State of North Carolina.

                         (Signatures on following page.)


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     IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  and  delivered duplicate copies of this Agreement, each of which is deemed to be an original, as of the date and year first above written.

                                   FIRST CHARTER NATIONAL BANK


                                   By: /s/ LAWRENCE M. KIMBROUGH
                                       -----------------------------------------
                                       Lawrence M. Kimbrough
                                       President and Chief Executive Officer
[Corporate Seal]



ATTEST:

/s/ ANNE C. FORREST
-----------------------------
Assistant Corporate Secretary



                                   EMPLOYEE:

                                   JOHN J. GODBOLD, JR.

                                   /s/ JOHN J. GODBOLD, JR.      (SEAL)
                                   -----------------------------
                                       Signature


                                    326 Tremont Place
                                    Shelby, North Carolina 28150
                                   -----------------------------
                                            Address



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